                                                                    Exhibit 9


                             VOTING TRUST AGREEMENT


               This VOTING TRUST AGREEMENT is made as of March 17, 1997, by and among Citadel Communications Corporation, a Nevada corporation (the "Company"), ABRY BROADCAST PARTNERS II, L.P., a Delaware limited partnership ("ABRY"), ABRY/CITADEL INVESTMENT PARTNERS, L.P., a Delaware limited partnership ("ABRY/CIP"), Christopher Hall (together with his successors-in-interest as trustee, the "Trustee"), as the initial Trustee hereunder, and J. Walter Corcoran and Harlan Levy, each an initial Back-Up Trustee hereunder. ABRY and ABRY/CIP are collectively referred to herein as the "Stockholders". Certain capitalized terms used herein are defined in Section 4.1.

         WHEREAS, the Company and certain other Persons are parties to, and the Stockholders are express third-party beneficiaries of, that certain Third Amended and Restated Voting Agreement dated as of the date hereof (as in effect from time to time, the "Voting Agreement"); and

         WHEREAS, the Company, the Stockholders and certain other Persons have entered into that certain Securities Purchase and Exchange Agreement dated as of June 28, 1996, as amended through and in effect on the date hereof (as in effect from time to time, the "Securities Purchase Agreement"), that certain Second Amended and Restated Stockholders Agreement, dated as of June 28, 1996, as amended through and in effect on the date hereof (as in effect from time to time, the "Stockholders Agreement"), that certain Third Amended and Restated Registration Rights Agreement, dated as of June 28, 1996, as amended through and in effect on the date hereof (as in effect from time to time, the "Registration Rights Agreement"), and that certain letter agreement dated as of March 17, 1997 pursuant to which the Stockholders agreed to enter into this Voting Trust Agreement and deposit their Shares hereunder (as in effect from time to time, the "March 1997 Letter Agreement").

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  VOTING TRUST

         1.1 CREATION OF VOTING TRUST. Subject to the terms and conditions of this Agreement, a voting trust (the "Voting Trust") is hereby created and established in accordance with Section 78.365 of the Nevada Revised Statutes. The Trustee accepts the trust created by this Agreement and agrees to its appointment his Trustee (with all attendant rights and duties hereunder). Upon the execution of this Agreement by all the parties hereto, the Trustee shall file an executed counterpart of this Agreement (and of every supplemental or amendatory agreement) at the Company's registered office in the State of Nevada. The copy of this Agreement so filed shall be open to inspection at any reasonable time by any stockholder of the Company, the holder of any Voting Trust Certificate(s) or any holder of a beneficial interest in the Voting Trust, in person or by agent or attorney, as provided in Section 78.365 of the Nevada Revised Statutes. The Trustee shall also maintain, or cause to be maintained, such other records and books as are necessary or appropriate to enable the Trustee to carry out the terms and provisions of this Agreement. By his execution and delivery of this Agreement, each of the initial Trustee and the initial Back-Up Trustees certifies to the Company that he has no familial or extra-trust business relationship (within the meaning of the rules and policies of the FCC under the Communications Act) with any Stockholder or any Affiliate of any Stockholder.

         1.2  DEPOSIT OF SHARES; VOTING TRUST CERTIFICATES.

              (a) Upon execution and delivery of this Agreement by the parties hereto, each of the Stockholders shall deposit with the Trustee certificates representing all of the outstanding Capital Stock then owned by such Stockholder. The Stockholders shall deposit additional shares of Capital Stock with the Trustee from time-to-time as necessary to ensure that the Shares subject hereto at all times represent all of the shares of Capital Stock owned by all of the Stockholders. Each such deposit shall be accompanied by stock powers duly executed in blank or such other instrument as may be reasonably requested by the Trustee to enable the Trustee to transfer the Shares to the Trustee's name, as trustee. Upon each such deposit, all certificates representing the Shares so deposited shall be surrendered by the Trustee to the Company or its transfer agent and canceled and new certificates representing the Shares shall be issued to and in the name of the Trustee, as Trustee of the Voting Trust. Except as hereinafter provided, such Share certificates shall at all times be and remain in the possession, and under the control, of the Trustee or his agent.

              (b) In addition to any other legends required by the Stockholders Agreement, each new certificate for Shares issued to the Trustee shall bear a legend in substantially the following form:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO THE TERMS OF A CERTAIN VOTING TRUST AGREEMENT, DATED MARCH 17, 1997 AMONG THE ISSUER, THE TRUSTEE OF THE VOTING TRUST AND THE BENEFICIAL OWNER OF THESE SECURITIES. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER'S REGISTERED OFFICE IN THE STATE OF NEVADA.

A like notation shall be made in the Company's stock transfer records with respect to such Shares.

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              (c)  Upon receipt of the new certificate representing the Shares, the Trustee shall deliver to the Stockholders one or more voting trust certificates therefor, each substantially in the form of Exhibit A hereto (each, a "Voting Trust Certificate"). Each Voting Trust Certificate shall specify the number of Shares in respect of which it is issued, shall be dated the date of its issuance and shall be signed manually by the Trustee.

              (d) The Trustee shall retain and hold the certificates representing the Shares only in accordance with, and subject to the terms and conditions set forth in, this Agreement. The Trustee shall have no authority to, and shall not, Transfer the Shares, except to the extent otherwise specifically required by this Agreement. All Shares and all cash, securities or other property distributed in respect of the Shares that is held by Trustee shall be held in trust for the benefit of the Stockholders and no creditors of the Trustee shall have any right to or claim against any of the assets of the Voting Trust.

              (e) The Stockholders will not communicate with the Voting Trustee regarding the management or operation of the Company's and its Subsidiaries' radio broadcast stations.

         1.3  TRANSFER OR EXCHANGE OF VOTING TRUST CERTIFICATES.

              (a) The Trustee will maintain an office or agency at the address specified for the Trustee in Section 4.4 (or at such other address as the Trustee may indicate to the Stockholders from time to time in accordance with
Section 4.4) at which Voting Trust Certificates may be presented or surrendered for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register of the Voting Trust Certificates and of their transfer and exchange. The Trustee may appoint any Person to act as the Registrar on its behalf, but in the absence of an effective appointment, the Trustee shall act as the Registrar hereunder.

              (b) When Voting Trust Certificates are presented to the Registrar with a request to register the transfer of such Voting Trust Certificates, or to exchange them for Voting Trust Certificates of different denominations which in the aggregate represent the Shares for which such Voting Trust Certificates are being exchanged, in each case, accompanied by a duly executed instrument of assignment or exchange substantially in the form attached as Exhibit B hereto, then the Registrar shall register the transfer or make the exchange as requested; provided that the Registrar shall require, as a condition to registering a transfer of Voting Trust Certificates, that the transferee execute and deliver to the Trustee its written agreement to be bound by the terms of this Agreement as a Stockholder hereunder and to be bound by the terms of the Stockholders Agreement as a Stockholder thereunder, substantially in the form of Exhibit C hereto.

         1.4 REGISTRATION OF HOLDERS. The Trustee may treat the registered holder of a Voting Trust Certificate as the owner thereof for all purposes. Every transferee of a Voting Trust Certificate shall be required to become a party to this Agreement, with the same force and effect as if such transferee had signed this Agreement, and each such transferee shall for all purposes be considered a Stockholder hereunder.

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         1.5  REPLACEMENT OF VOTING TRUST CERTIFICATE. Upon receipt of evidence reasonably satisfactory to the Trustee (and an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of a Voting Trust Certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Trustee (provided that if the registered holder is ABRY, ABRY/CIP or a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Trustee shall (at the registered holder's expense) execute and deliver in lieu of such certificate a new Voting Trust Certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.


                                   ARTICLE II
                                  THE TRUSTEE

         2.1 VOTING OF SHARES. During the term of this Agreement and for so long as the Trustee shall hold the Shares pursuant to this Agreement, the Trustee shall possess and in his sole discretion shall be entitled to and have, the duty to exercise, in person or by his nominees or proxies, all of the Stockholders' voting rights and voting powers in respect of the Shares, and to take part in any stockholders' meetings, including the right to vote the Shares for the election of directors of the Company (subject to any limitations imposed by law, the Company's certificate of incorporation or bylaws or this Agreement). In discharging such duty, the Trustee shall, with respect to matters covered by
Section 2.1 of the Voting Agreement, vote all of the Shares in the manner required by such Section 2.1; provided that any Person's right to direct the Trustee's action pursuant to Section 2.1 of the Voting Agreement shall be subject to the limitations on such right as are expressed in the Voting Agreement. This Section 2.1 shall not be deemed to empower the Trustee to exercise any other rights of the Stockholders with respect to ownership of the Shares, including but not limited to (i) pursuant to Section 11 or Section 13.a. of the Securities Purchase Agreement, (ii) pursuant to all provisions of the Stockholders Agreement, (iii) pursuant to Sections 2, 3 and 12(c) of the Registration Rights Agreement, or (iv) pursuant to Section 7.2 of the Voting Agreement, and with respect to any of the matters set forth in clauses (i) through (iv) above, the Company agrees to submit such matters solely to the holders of the Voting Trust Certificates.

         2.2  DIVIDENDS AND DISTRIBUTIONS.

              (a) Subject to Section 2.2(b) below, the Stockholders shall be entitled to receive dividends or distributions of money, securities, or other property, if any, collected or received by the Trustee with respect to the Shares represented by the Voting Trust Certificates. Any such payments received by the Trustee shall be held in trust for the benefit of the Stockholders and shall be paid over to the Stockholders by Trustee promptly upon the Trustee's receipt of such dividends or distributions. In lieu of receiving dividends or distributions and paying them to the Stockholders, the Trustee may instruct the Company in writing to pay the dividends or distributions (other than dividends consisting of Capital Stock) directly to the Stockholders. In the event any such instruction is given to the Company, all liability of the Trustee with regard to the payment of such dividends or distributions shall cease, unless and until such instruction is revoked.


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              (b)  Notwithstanding Section 2.2(a) above, in the event that the
Trustee receives any additional shares of Capital Stock through a dividend or other distribution with respect to any Shares, the Trustee shall hold such Capital Stock subject to this Agreement for the benefit of the Stockholders and such Capital Stock shall become subject to all of the terms and conditions of this Agreement to the same extent as if it were originally deposited as Shares hereunder. The Trustee shall issue Voting Trust Certificates in respect of such Capital Stock to the Stockholders as soon as practicable after the Trustee's receipt of such Capital Stock.

         2.3 EXPENSES; EXCULPATION; ETC. The Trustee, and each Person who is at any time a Back-Up Trustee, shall be entitled to receive compensation for his services as Trustee and availability as a Back-Up Trustee hereunder or agreement to provide services hereunder in the amount of $25,000 per annum. The Trustee is expressly authorized to incur and pay and be promptly reimbursed by the Stockholders for all reasonable charges and other expenses which the Trustee deems necessary and proper in the performance of his duties under this Agreement. The Trustee need only perform such duties as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement that are adverse to the Trustee. The Trustee shall not be liable for his action or failure to act hereunder, unless such action or failure to act constitutes gross negligence or willful misconduct on its part. The Trustee shall not be required to give any bond or other security for the discharge of its duties under this Agreement.

         2.4 SUCCESSOR TRUSTEE. The Trustee may assign his rights and delegate his obligations to a successor Trustee, who shall be a Back-Up Trustee or another Person appointed in the same manner as an additional Back-Up Trustee would be appointed hereunder, so long as such successor Trustee is not an Affiliate of any Stockholder, is a U.S. citizen and otherwise is qualified to be the Trustee under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and policies of Federal Communications Commission (the "FCC") thereunder; provided that if the Trustee is unable to perform as Trustee hereunder, the Stockholders and the Company hereby designate
J. Walter Corcoran to serve as the successor Trustee, and if J. Walter Corcoran is unable or unwilling to perform as Trustee hereunder, the Company and the Stockholders hereby designate Harlan Levy to serve as the successor Trustee. Each individual named in the preceding proviso is referred to as a "Back-Up Trustee"; if at any time any individual which is a Back-Up Trustee becomes ineligible to serve as the Trustee or becomes the Trustee, then the Trustee (or, if there is no Trustee or Back-Up Trustee, then the Company (by action approved by not fewer than three-fourths (3/4) of the members of the Company's board of directors) and Majority Beneficial Owners) shall appoint one or more additional Back-Up Trustees so that, as nearly as practicable, at all times there are two Back-Up Trustees. As a condition to any such appointment of any additional Back-Up Trustee, the Company may require that such additional Back-Up Trustee certify that he or she is an independent person having no familial or extra-trust business relationship (within the meaning of the rules and policies of the FCC under the Communications Act) with any Stockholder or any Affiliate of any Stockholder. Any successor Trustee appointed as herein provided shall indicate his or her acceptance of such appointment by executing a counterpart of this Agreement and thereupon such successor shall be vested with all the rights, powers, duties and immunities herein conferred upon the Trustee as though such successor had been originally a party to this Agreement as Trustee. Upon assignment of his rights and delegation of his duties pursuant to this Section
2.4 and such acceptance, the assigning Trustee's authority to vote or otherwise exercise any rights with respect


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to the Shares shall immediately terminate, and the assigning Trustee shall immediately surrender all certificates for Shares held by him to the Company accompanied by stock powers duly executed in blank. The Company shall cancel such certificates and shall issue new certificates representing the Shares to and in the name of the successor Trustee, as Trustee of this Voting Trust.

                                  ARTICLE III
                             TERM OF VOTING TRUST;
                             RELEASE OF SECURITIES

         3.1  TERM OF VOTING TRUST; TRANSFER OF SHARES.

              (a) The Voting Trust shall commence upon the execution of this Agreement by the parties hereto and shall continue until terminated in accordance with Section 3.1(b).

              (b) This Agreement and/or the Voting Trust shall terminate upon the written agreement of the Company (by action approved by not fewer than three-fourths (3/4) of the members of the Company's board of directors) and Majority Beneficial Owners; provided, that the Voting Trust shall terminate with respect to any Shares upon any Transfer of such Shares to a Person which is not an Affiliate of either Stockholder or upon a distribution of Shares by a Stockholder to its partners. Upon any termination of the Voting Trust for any reason (other than pursuant to the foregoing proviso), the Shares will revert to the Stockholders which hold the Voting Trust Certificates which relate to the Shares. Upon and as a condition to any such termination (other than pursuant to the foregoing proviso), each Stockholder will execute and deliver to the Company and the other Stockholders (as that term is defined in the Voting Agreement) a counterpart of the Voting Agreement; until such a Stockholder has done so, the Company will not record such reversion on its books or treat for any purpose such Stockholder as the owner of the Shares which are to revert to such Stockholder.

              (c) Upon the termination of the Voting Trust by written agreement pursuant to Section 3.1(b) above, and the surrender by the Stockholders to the Trustee of the Voting Trust Certificates issued by the Trustee in respect of the Shares, the Trustee shall surrender the certificates representing the Shares to the Company properly endorsed for transfer to the Stockholders, shall take all other actions appropriate to effectuate the transfer of the Shares to the Stockholders and shall distribute all other property held in trust for the Stockholders.

              (d) Upon the termination of the Voting Trust with respect to any Shares pursuant to the proviso to Section 3.1(b) above, and the surrender by the Stockholders to the Trustee of the Voting Trust Certificates issued by the Trustee in respect of such Shares, the Trustee shall surrender the Certificates representing such Shares to the Company properly endorsed for transfer to transferee in question and shall take all other actions appropriate to effectuate the transfer of such Shares to such transferee. If less than all of the Shares which are represented by a stock certificate are involved in the Transfer in question, then the Company shall, or shall cause its transfer agent to, issue and deliver to the Trustee a certificate for the Shares which were not involved in such Transfer. If less than all of the Shares represented by a Voting Trust Certificate are involved in the Transfer


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


in question, then the Trustee shall issue and deliver to the surrendering holder a Voting Trust Certificate representing the Shares which were not involved in such Transfer.

              (e) At any time when the Voting Agreement has not been terminated, it shall be a condition to any Transfer of any Shares (other than in a Public Sale or to a Successor Trustee in such Person's capacity as a Successor Trustee) that the prospective transferee execute and deliver to the Company and the other Stockholders (as that term is defined in the Voting Agreement) a counterpart of the Voting Agreement. Any Transfer or attempted Transfer of any Shares in violation of the preceding sentence will be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.

         3.2 RELEASE OF SECURITIES FOR PUBLIC SALE. If at any time after the Company has effected an initial public offering of its equity securities, a Stockholder desires to effect a Public Sale of Shares which are held in the Voting Trust, such Stockholder shall give notice to the Trustee of such sale prior to the proposed date of sale, specifying the intended method of distribution and the number of shares to be sold, and shall surrender to the Trustee the Voting Trust Certificates issued by the Trustee in respect of the Shares proposed to be sold. Upon receipt of such notice and the related Voting Trust Certificates, the Trustee shall deliver the certificates representing the Shares to be sold, endorsed in blank, to the Company or its transfer agent for registration of transfer to the purchaser (or its intermediary) in such Public Sale. If less than all the Shares represented by a particular certificate are being sold in such Public Sale, the Company shall, or shall cause its transfer agent to, issue and deliver to the Trustee a certificate for the Shares not being sold. If less than all of the Shares represented by a Voting Trust Certificate are to be sold in such Public Sale, then the Trustee will issue and deliver to the surrendering holder a Voting Trust Certificate representing the Shares which are not involved in such Public Sale.

                                   ARTICLE IV
                                 MISCELLANEOUS

         4.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

              "AFFILIATE" of a particular Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with such first Person, or with respect to an individual, such individual's spouse and descendants (whether natural or adopted) and any trust for the benefit of such individual and/or his or her spouse and/or descendants.

              "AGREEMENT" has the meaning given such term in the preface.

              "CAPITAL STOCK" means the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred"), the Company's Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred"), the Company's Class A Common Stock, par value $.001 per share (the "Class A Common"), and the Company's Class B Common Stock, par value $.001 per share (the "Class B Common").


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              "COMPANY" has the meaning given such term in the preface.

              "FACILITY A NOTE" means the Convertible Promissory Notes issued by the Company to ABRY and ABRY/CIP on or after June 28, 1996 pursuant to the terms and conditions of the Securities Purchase Agreement.

              "MAJORITY BENEFICIAL OWNERS" means holders of Voting Trust Certificates which represent a majority of the Shares held in the Voting Trust at the time in question (assuming the conversion in full into Common Stock of all Shares which are Series C Preferred or Series D Preferred immediately prior to such time).

              "PERSON" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

              "PUBLIC SALE" means any sale of Shares (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended.

              "REGISTRAR" has the meaning given such term in Section 1.3(a).

              "REGISTRATION RIGHTS AGREEMENT" has the meaning given such term in the preface.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SECURITIES PURCHASE AGREEMENT" has the meaning given such term in the preface.

              "SHARES" means and includes all shares of Capital Stock deposited by the Stockholders with the Trustee pursuant to this Agreement and any additional shares of Capital Stock of the Company issued or distributed by the Company to the Trustee by way of a dividend or distribution on other Shares or issued by the Company to the Stockholders upon the conversion of any Series C Preferred, Series D Preferred, Class B Common or Facility A Note.

              "STOCKHOLDERS" has the meaning given such term in the preface.

              "STOCKHOLDERS AGREEMENT" has the meaning given such term in the preface.

              "TRANSFER" means to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any interest in any securities.

              "TRUSTEE" has the meaning given such term in the preface.

              "VOTING AGREEMENT" has the meaning given such term in the preface.


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


              "VOTING TRUST" has the meaning given such term in Section 1.1.

              "VOTING TRUST CERTIFICATE" has the meaning given such term in
         Section 1.2(c).

         4.2 MERGER; AMENDMENT. This Agreement, the March 1997 Letter Agreement, the Voting Agreement, the Stockholders Agreement, the Securities Purchase Agreement and the Registration Rights Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. This Agreement shall not be amended, altered or modified except by a written instrument that expressly refers to this Agreement, is signed by each of the Company, the Trustee and the Stockholders and is filed with the Company's registered office within the State of Nevada.

         4.3 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. The rights and duties of any party to this Agreement shall not be assigned or delegated, except in connection with the resignation of any Trustee and the appointment of a successor Trustee in accordance with Section 2.4 hereof or the Transfer of any Voting Trust Certificate effected in accordance with the terms hereof.

         4.4 NOTICES. All notices and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first class, registered or certified mail, postage prepaid or telegram and addressed to the parties hereto as follows:

              (i)       If to the Company:

                        Citadel Communications Corporation
                        140 South Ash Avenue
                        Tempe, Arizona  85281
                        Attention:  Ms. Donna Hefner

                        and

                        Lawrence R. Wilson
                        1015 Eastman Drive
                        Bigfork, Montana  59911
                        with a copy, which shall not constitute notice, to:

                        Osborn Maledon, P.A.
                        2929 North Central
                        Suite 2100
                        Phoenix, Arizona  85012
                        Attention:  Michelle M. Matiski, Esq.

              (ii)      If to Trustee:

                        Christopher Hall, Esq.
                        Piliero, Goldstein, Jenkins & Hall
                        292 Madison Avenue
                        New York, New York 10017-6307

              (iii)     If to the Stockholders:

                        c/o Paradigm Consulting Ltd.
                        22 Church Street, 2nd Floor
                        Hamilton HM11
                        Bermuda
                        Attention:  Mr. Andrew Banks

                        with a copy, which shall not constitute notice, to:

                        Kirkland & Ellis
                        153 East 53rd Street
                        New York, New York  10022
                        Attention:  John L. Kuehn, Esq.

and to any subsequent holder of Voting Trust Certificates at the address as indicated in the Registrar's records, or in each case to such other address as any of them by written notice to the sending party may from time to time designate, with copies also sent to such attorney as the parties hereto may from time to time designate. Each notice or other communication which shall be personally delivered, mailed or transmitted in the manner described above shall be deemed sufficiently received for all purposes at such time as it is delivered to the addressee (with any return receipt on delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         4.5 SEVERABILITY. If any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity only, without in any way affecting the remainder of such provision or the remaining provisions of this Agreement.


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

         4.6 SPECIFIC ENFORCEMENT. The Company, the Trustee and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Trustee or any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         4.7 HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

         4.8 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be governed by and construed in accordance with the local laws (and not the laws of conflicts) of the State of Nevada.

         4.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                    SIGNATURE PAGE TO VOTING TRUST AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                /s/ Christopher P. Hall
                                ------------------------------------------
                                Christopher Hall, as the initial Trustee

                                /s/ J. Walter Corcoran
                                ------------------------------------------
                                J. Walter Corcoran, as an initial
                                Back-Up Trustee

                                /s/ Harlan Levy
                                ------------------------------------------
                                Harlan Levy, as an initial Back-Up Trustee


                                CITADEL COMMUNICATIONS CORPORATION

                                By: /s/ Lawrence R. Wilson
                                   ----------------------------------------
                                    Name: Larry Wilson
                                    Title: President

STOCKHOLDERS:
                                ABRY BROADCAST PARTNERS II, L.P.

                                By:  ABRY CAPITAL, L.P.
                                     Its General Partner

                                     By:  ABRY HOLDINGS, INC.
                                          Its General Partner

                                By:  /s/ Royce Yudkoff
                                   ----------------------------------------
                                     Name: Royce Yudkoff
                                     Title: President

                                ABRY/CITADEL INVESTMENT
                                PARTNERS, L.P.

                                By:  ABRY CAPITAL, L.P.
                                     Its General Partner

                                     By:  ABRY HOLDINGS, INC.
                                          Its General Partner

                                By:  /s/ Royce Yudkoff
                                   ----------------------------------------
                                     Name: Royce Yudkoff
                                     Title: President

                                                              Exhibit A to
                                                        Voting Trust Agreement


THIS VOTING TRUST CERTIFICATE IS ISSUED PURSUANT TO AND IS SUBJECT TO THE TERMS OF A CERTAIN VOTING TRUST AGREEMENT, DATED MARCH __, 1997 BY AND AMONG CITADEL COMMUNICATIONS CORPORATION (THE "COMPANY"), THE TRUSTEE OF THE VOTING TRUST AND THE BENEFICIAR(Y)(IES) OF THE VOTING TRUST. THE BENEFICIAL INTEREST IN SHARES OF THE CAPITAL STOCK OF THE COMPANY REPRESENTED BY THIS VOTING TRUST CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER'S REGISTERED OFFICE IN THE STATE OF NEVADA.

THE SECURITIES REPRESENTED BY THIS VOTING TRUST CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND THE SECURITIES REPRESENTED HEREBY CANNOT BE TRANSFERRED UNLESS IT IS REGISTERED OR QUALIFIED UNDER SUCH FEDERAL AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE ABRY STOCK UNDER A CERTAIN SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JUNE 28, 1996, AS AMENDED, AND CERTAIN OF THE COMPANY'S STOCKHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


Certificate No. VTC -                               Date of Issuance:
                      ------                                          ------
Number of Shares Beneficially
Represented Hereby:       shares
                    ------
of      stock, par value
  ------
$       per share
 ------


                            VOTING TRUST CERTIFICATE


                  This Voting Trust Certificate (this "Certificate") certifies that the undersigned Trustee has received certificate(s) representing ____________ shares of ________ stock, par value $_____ per share (the "Shares") of Citadel Communications Corporation, a Nevada corporation (the "Company"), on behalf of (the "Holder"), duly registered in the name of the undersigned Trustee, on the following terms and conditions:


                               RIGHTS OF HOLDERS

                  The Holder agrees to, accepts and ratifies all of the terms, conditions and covenants of that certain Voting Trust Agreement dated March __, 1997 (the "Agreement") which is hereby incorporated herein by reference. Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given such terms in the Agreement. The Holder shall possess and be entitled to rights of ownership of the Shares only as provided in the Agreement. The Holder of this Certificate shall transfer or replace this Certificate only as provided in the Agreement.

                            VOTING AND OTHER RIGHTS

                  The Trustee during the term of the Agreement shall have sole voting rights and certain other rights with respect to the Shares as specified in the Agreement (subject to the limitations imposed by the Company's certificate of incorporation, bylaws or any Agreement to which the Shares may be subject).


                          DIVIDENDS AND DISTRIBUTIONS

                  The Holder of this Certificate shall be entitled to receive all dividends or other distributions of cash, securities or other property by the Company received by the undersigned Trustee in respect of the Shares, except that in the event of dividends or distributions of shares of Capital Stock the Trustee shall receive and hold any such dividends or distributions pursuant to the terms of the Agreement and shall issue to the Holder hereof additional Certificates representing such additional Shares. In lieu of the Trustee receiving dividends and distributions and paying them to the Holder of this Certificate, the Trustee may instruct the Company to pay the dividends or distributions directly to the Holder, as provided in the Agreement.


                                  TERMINATION

                  The Voting Trust shall terminate as provided in the Agreement.


                       SUBJECT TO VOTING TRUST AGREEMENT

                  This Certificate is governed in all respects by the Agreement. In the event of any inconsistency between the terms and conditions of this Certificate and the Agreement, the Agreement shall control.

                  IN WITNESS WHEREOF, this Certificate is executed and issued to the Holder by the undersigned Trustee as of the date first written above.


                                        -------------------------

                                        ------------------------- , as Trustee

                                                              Exhibit B to
                                                        Voting Trust Agreement


                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers its right, title and interest in and to the attached Voting Trust Certificate, certificate number __, the beneficial interest in the shares of capital stock of Citadel Communications Corporation, a Nevada corporation (the "Company") represented thereby and all related rights under the Voting Trust Agreement dated as of March __, 1997 (the "Voting Trust Agreement"), among Christopher Hall or his successor-in-interest, as trustee (the "Trustee") and the other parties thereto, to ______________________ and authorizes _______________________ to surrender the attached Voting Trust Certificate to the Trustee or its designee for registration of transfer.


Date:
     -------------------------             ----------------------------------
                                           [SIGNATURE OF STOCKHOLDER]

                                                             Exhibit C to
                                                        Voting Trust Agreement

                                    JOINDER

                  This Joinder is made as of the date written below by the undersigned (the "Joining Party") in favor of and for the benefit of ________________, or its successor-in-interest (the "Voting Trustee") and the other Persons party to the Voting Trust Agreement, dated as of March __, 1997 (the "Voting Trust Agreement"), among the Voting Trustee and Citadel Communications Corporation, a Nevada corporation (the "Company"), and the other Persons party to the Second Amended and Restated Stockholders Agreement, dated as of June 28, 1996, as amended (the "Stockholders Agreement") among the Company and such other Persons. Capitalized terms used but not defined herein shall have the meanings given such terms in the Voting Trust Agreement.

                  Accordingly, the Joining Party hereby agrees as follows:

                  1. The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the Joining Party will be deemed to be a party to the Voting Trust Agreement and shall have all of the obligations of a party thereunder as if it had executed the Voting Trust Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Trust Agreement.

                  2. The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the Joining Party will be deemed to be a party to the Stockholders Agreement and shall have all of the obligations of a Stockholder and a holder of ABRY Stock thereunder as if it had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

            IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written below.


Date:
     -------------------------             ----------------------------------
                                           By:
                                              -------------------------------
                                                Name:
                                                Title:




Accepted and agreed as of the date
first above written:

----------------------------------

--------------------- , as Trustee


CITADEL COMMUNICATIONS CORPORATION

By:
   -------------------------------
     Name:
     Title:




                                      C-2